                                                                    EXHIBIT 25.2
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                      36-0899825
                                                                 (I.R.S. EMPLOYER
                                                              IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                         60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                           BECKMAN INSTRUMENTS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                            95-1040600
(STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)


2500 HARBOR BOULEVARD
FULLERTON, CALIFORNIA                                                  92634
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


                          SUBORDINATED DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                 POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6. The consent of the trustee required by Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of April, 1996.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE,

                     BY   /S/ JOHN R. PRENDIVILLE
                          JOHN R. PRENDIVILLE
                          VICE PRESIDENT



         *Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc. filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                 April 2, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Beckman Instruments, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                           Very truly yours,

                                           THE FIRST NATIONAL BANK OF CHICAGO

                                  BY       /S/ JOHN R. PRENDIVILLE
                                           JOHN R. PRENDIVILLE
                                           VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago                 Call Date: 12/31/95  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Suite 0460                                              Page RC-1
City, State  Zip:         Chicago, IL  60670-0460
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                            C400
                                                                         DOLLAR AMOUNTS IN              ------------
                                                                             THOUSANDS         RCFD     BIL MIL THOU       <-
                                                                         -----------------     ----     ------------     ------
ASSETS
1.  Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . .                             0081     4,003,995        1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . .                             0071     9,240,284        1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                1754             0        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)                             1773       827,134        2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . .                             0276     3,287,844        3.a.
    b. Securities purchased under agreements to resell  . . . . . .                             0277       612,400        3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from
    Schedule RC-C)  . . . . . . . . . . . . . . . . . . . . . . . .     RCFD 2122 16,463,126                              4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . .     RCFD 3123    353,777                              4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . .     RCFD 3128          0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . .                             2125    16,109,349        4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . .                             3545    12,379,396        5.
6.  Premises and fixed assets (including capitalized leases)  . . .                             2145       591,753        6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . .                             2150         8,796        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . .                             2130        40,560        8.
9.  Customers' liability to this bank on acceptances outstanding  .                             2155       524,918        9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . .                             2143       101,011       10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . .                             2160     1,633,056       11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . .                             2170    49,360,496       12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              The First National Bank of Chicago         Call Date:   12/31/95 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                                 Page RC-2
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        Thousands                         BIL MIL THOU
                                                                    ----------------                      ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1) . . . . . . . . . . . . . . . .                          RCON 2200      15,174,243    13.a.
        (1) Noninterest-bearing(1)  . . . . . . . . . . . . . . . .          RCON 6631       6,217,164                    13.a.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . . . .          RCON 6636       8,957,079                    13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)  . . . . . . . . . . . .                          RCFN 2200      14,435,503    13.b.
        (1) Noninterest bearing . . . . . . . . . . . . . . . . . .          RCFN 6631         625,206                    13.b.(1)
        (2) Interest-bearing  . . . . . . . . . . . . . . . . . . .          RCFN 6636      13,810,297                    13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased  . . . . . . . . . . . . . . . . .                           RCFD 0278       2,449,282    14.a.
     b. Securities sold under agreements to repurchase . . . . . .                           RCFD 0279         880,215    14.b.
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . . .                           RCON 2840          93,942    15.a.
     b. Trading Liabilities  . . . . . . . . . . . . . . . . . . .                           RCFD 3548       7,523,265    15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less . . . . . . . .                           RCFD 2332       1,897,370    16.a.
     b. With original  maturity of more than one year  . . . . . .                           RCFD 2333         383,807    16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2910         280,522    17.
18.  Bank's liability on acceptance executed and outstanding                                 RCFD 2920         524,918    18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . .                           RCFD 3200       1,225,000    19.
20.  Other liabilities (from Schedule RC-G)  . . . . . . . . . . .                           RCFD 2930       1,444,364    20.
21.  Total liabilities (sum of items 13 through 20)  . . . . . . .                           RCFD 2948      46,312,431    21.
22.  Limited-Life preferred stock and related surplus  . . . . . .                           RCFD 3282             0      22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . .                           RCFD 3838             0      23.
24.  Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230         200,858    24.
25.  Surplus (exclude all surplus related to preferred stock)                                RCFD 3839       2,320,126    25.
26.  a. Undivided profits and capital reserves . . . . . . . . . .                           RCFD 3632         519,849    26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 8434           7,315    26.b.
27.  Cumulative foreign currency translation adjustments . . . . .                           RCFD 3284             (83)   27.
28.  Total equity capital (sum of items 23 through 27) . . . . . .                           RCFD 3210       3,048,065    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) . . . . . . . . . . . .                           RCFD 3300      49,360,496    29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes
    the most comprehensive level of auditing work performed for the bank by independent                   Number
    external auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . .    RCFD  6724  N/A             M.1.


1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.